PROXY TABULATOR	To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.[web address].com 3) Follow the instructions provided on the website.
To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call [toll-free number] 3) Follow the instructions.
To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                 E88994-P31562 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ABOVE, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE AS REGARDS TO THE PROPOSAL INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” SUCH PROPOSAL.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF RIVERPARK FUNDS TRUST. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

PROPOSALS

	To approve an Agreement and Plan of Reorganization providing for (a) the acquisition of all of the assets of the RiverPark Strategic Income Fund (the “Target Fund”), a series of RiverPark Trust, by the RiverPark Strategic Income Fund (the “Acquiring Fund”), a newly organized series of Trust for Professional Managers (“TPM”), in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all liabilities of the Target Fund and (b) the subsequent liquidation, termination, and dissolution of the Target Fund.	For ☐	Against ☐	Abstain ☐

	To approve one or more adjournments of the Special Meeting to a later date to solicit additional proxies.	For ☐	Against ☐	Abstain ☐

Please sign this proxy exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders To Be Held on [...], 2023:
The Proxy Statement is available at www.[web address].com

E88995-P31562

RIVERPARK STRATEGIC INCOME FUND PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned holder of common shares of RiverPark Strategic Income Fund (the "Fund"), a series of RiverPark Funds Trust, hereby appoints [...], [...], and [...], or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at 11:00 a.m., Eastern Time, [...], 2023, at the principal executive offices of the RiverPark Trust, located at 156 West 56th Street, 17th Floor, New York, New York 10019, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned as if personally present at such Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Special Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.